UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2014

XENITH BANKSHARES, INC.

(Exact name of Registrant as specified in charter)

Virginia	000-53380	80-0229922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One James Center, 901 E. Cary Street, Suite 1700 Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 433-2200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Retirement

On January 21, 2014, Malcolm S. McDonald, a director of Xenith Bankshares, Inc. (the “Company”) since December 22, 2009 and the Chairman of its Board of Directors (the “Board”), notified the Company of his decision to retire from service on the Board following the completion of his current term. Consequently, Mr. McDonald will not stand for re-election to the Board at the 2014 Annual Meeting of Shareholders, which is presently anticipated to be held on May 1, 2014.

In connection with the foregoing, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Annual Compensation Committee Decisions

Restricted Stock Awards. On January 21, 2014, the Governance and Compensation Committee of the Board (the “G&C Committee”) approved the grant of shares of restricted stock under the Xenith Bankshares, Inc. 2012 Stock Incentive Plan (which was approved by the Company’s shareholders on May 3, 2012) to the following executive officers in the amounts indicated below:

Name	Shares of Restricted Stock
T. Gaylon Layfield, III	6,000
Thomas W. Osgood	4,000
Ronald E. Davis	4,000
Wellington W. Cottrell, III	4,000

The restricted stock awards vest in three equal installments over a period of three years from the grant date.

The form of restricted stock agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 29, 2013.

Annual Incentive Awards. On January 21, 2014, the G&C Committee approved annual incentive awards for 2013, payable in cash unless the participant elected to take all or a portion of his incentive award in shares of Company common stock or stock units, to the following executive officers in the amounts indicated below:

Name	Annual Incentive Award
T. Gaylon Layfield, III	$92,300
Thomas W. Osgood	$70,589
Ronald E. Davis	$64,172
Wellington W. Cottrell, III	$64,172

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release issued on January 23, 2014 by the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2014

XENITH BANKSHARES, INC.

By:	/s/ THOMAS W. OSGOOD
Thomas W. Osgood
Executive Vice President, Chief Financial
Officer, Chief Administrative Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued on January 23, 2014 by the Company